STOCK PURCHASE WARRANT

                      To Purchase Shares of Common Stock of

                                  VIDAMED, INC.



         THIS CERTIFIES that, for value received, [Name] (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or prior to the close of business on the date three (3) years after the date hereof, but not thereafter, to subscribe for and purchase, from VIDAMED, INC. a Delaware corporation (the "Company"), [Shares] shares of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be $[Price] per share. The purchase price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

         1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. Exercise of Warrant.

                  (a) The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time before the close of business on the date three (3) years after the date hereof, by delivery of the Notice of Exercise form annexed hereto duly executed at the office of the Company, in Fremont, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the purchase price of the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the holder hereof to purchase the balance of the Warrant Shares purchasable hereunder.

                  (b) In lieu of the cash payment set forth in paragraph 2(a) above, the Holder shall have the right ("Conversion Right") to convert this Warrant in its entirety (without payment of any kind) into that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as defined below) of the Shares issuable upon exercise of this Warrant by the Fair Market Value (as defined below) of one share of Common Stock. As used herein,
(A) the Net Value of the Shares means the aggregate Fair Market Value of the shares of Common Stock subject to this Warrant minus the aggregate exercise price; and (B) the Fair Market Value of one share of Common Stock means:

                           (i) if the exercise occurs at a time during which the
Company's Common Stock is traded on a national securities exchange or on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value of one share of Common Stock means the average last reported or closing sale price for the Company's Common Stock on such exchange or market for the ten (10) trading days ending one business day before the exercise of this Warrant;

                           (ii) if the exercise is in connection  with a merger,
sale of assets or other reorganization transaction as described in Section 9(a) below, the Fair Market Value of one share of Common Stock means the value received by the holders of the Company's Common Stock pursuant to such transaction; and

                           (iii) in all other  cases,  the Fair Market  Value of
one share of Common Stock shall be determined in good faith by the Company's Board of Directors.

                  (c) Certificates for shares purchased hereunder shall be delivered to the holder hereof promptly after this Warrant shall have been exercised as aforesaid. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then Fair Market Value shall be paid in cash to the holder of this Warrant.

         4. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof.

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

         5. No Rights as Shareholders. This Warrant does not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

         6. Exchange and Registry of Warrant. This Warrant is exchangeable, without charge, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

         The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

         7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         9. Early Termination and Registration Statement Adjustments.

                  (a) Merger, Sale of Assets, etc. In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and in which no change occurs in its outstanding Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company, except where the Company is the surviving entity and no change occurs in its outstanding Common Stock), the corporation formed by such consolidation or the corporation resulting from or surviving such merger or the corporation which shall have acquired such assets or securities of the Company, as the case may be, shall execute and deliver to the Holder simultaneously therewith a new Warrant, satisfactory in form and substance to the Holder, together with such other documents as the Holder may reasonably request, entitling the Holder thereof to receive upon exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or exchange of securities, or upon the dissolution following such sale or other transfer, by a holder of the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such consolidation, merger, sale, transfer, or exchange. Such new Warrant shall contain the same basic other terms and conditions as this Warrant and shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
9. The above provisions of this paragraph (a) shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers covered hereby. Notwithstanding the foregoing, in the event the consideration to be paid to holders of Company capital stock in any transaction of the nature referred to above in this Section 9(a) (a "Transaction") consists of cash or cash equivalents, then, provided that the Company shall have given the holder hereof the notice required by Section 10, this Warrant shall, to the extent it has not been exercised by the effective date of such Transaction, terminate upon the completion of such Transaction.

                  (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                  (c) Cash Distributions. Except as set forth herein, no adjustment on account of cash dividends on the Company's Common Stock or other securities purchasable hereunder will be made to the purchase price under this Warrant.

                  (d) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company further covenants and agrees (i) that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, (ii) promptly to take such action as may be required of the Company to permit the Holder to exercise this Warrant and the Company duly and effectively to issue shares of its Common Stock or other securities as provided herein upon the exercise hereof and (iii) promptly to take all action required or provided herein to protect the rights of the Holder granted hereunder against dilution.

                  (e) If the Company declares a dividend on Common Stock, or makes a distribution to holders of Common Stock, and such dividend or distribution is payable or made in Common Stock or securities convertible into or exchangeable for Common Stock, or rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend or distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

                  (f) If the Company declares a dividend on Common Stock (other than a dividend covered by subsection (g) above) or distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any cash or other of its assets (other than Common Stock or securities convertible into or exchangeable for Common Stock), the Holder shall receive notice of such event as set forth in Section 11 below.

                  (g) If the Company shall, at any time before the expiration of this Warrant, sell all or substantially all of its assets and distribute the proceeds thereof to the Company's stockholders, the Holder shall, upon exercise of this Warrant have the right to receive, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such distribution with respect to such shares of Common Stock of the Company had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such distribution results in any cash distribution in excess of the Exercise Price provided by this Warrant for the shares of Common Stock receivable upon exercise of this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this Warrant from the amount payable to the Holder. Notwithstanding the foregoing, in the event the consideration to be paid to holders of Company capital stock in any transaction of the nature referred to above in this Section 9(i) (an "Asset Sale Transaction") consists of cash or cash equivalents and the consideration payable per share of Common Stock of the Company is less than the Exercise Price hereunder, then, provided that the Company shall have given the holder hereof the notice required by Section 10, this Warrant shall, to the extent it has not been exercised by the effective date of such Transaction, terminate upon the completion of such Transaction.

                  (h) The term "Common Stock" shall mean the Common Stock of the Company as the same exists as of the date hereof, or as such stock may be constituted from time to time, except that for the purpose of this Section 9, the term "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

                  (i) Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Section 9, the Company forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, and furnish to each Holder hereof, a certificate prepared by its Chief Financial Officer, showing the adjusted number of Warrant Shares and the adjusted Exercise Price and setting forth in reasonable detail the circumstances requiring the adjustments.

                  (j) No adjustment in the Exercise Price in accordance with the provisions of this Section 9 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; provided however, that the amount by which any adjustment is not made by reason of the provisions of this paragraph (l) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                  (k) If an adjustment is made under this Section 9 and the event to which the adjustment relates does not occur, then any adjustments in accordance with this Section 9 shall be readjusted to the Exercise Price and the number of Warrant Shares which would be in effect had the earlier adjustment not been made.

         10. Notice of Adjustment. So long as this Warrant shall be outstanding,
(a) if the Company shall propose to pay any dividends or make any distribution upon the Common Stock, or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights, or (c) if there shall be any proposed capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, or (d) if the Company shall give to its stockholders any notice, report or other communication respecting any significant or special action or event, then in such event, the Company shall give to the Holder, at least ten (10) days prior to the relevant date described below, a notice containing a description of the proposed action or event and stating the date or expected date on which a record of the Company's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.


         11. Notice. Any notice to be given or to be served upon any party in connection with the Warrant must be in writing and will be deemed to have been given and received upon confirmed receipt, if sent by facsimile, or two (2) days after it has been submitted for delivery by Federal Express or an equivalent carrier, charges prepaid and addressed to the following addresses with a confirmation of delivery:

         If to the Company, to:

         VidaMed, Inc.
         46107 Landing Parkway
         Fremont, California 94538
         Attn.:  Richard Brounstein
         Telephone: (510) 492-4940
         Facsimile:  (510) 492-4999

         If to the Holder, to:

         Address set forth in Exhibit A to Purchase Agreement

         Any party may, at any time by giving written notice to the other party, designate any other address in substitution of an address established pursuant to the foregoing to which such notice will be given.

         12. Miscellaneous.

                  (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

                  (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

                  (c) Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without any regard to conflicts of laws principles.

                  (d) Successors and Assigns. Except as otherwise contemplated hereby, this Warrant shall be binding upon and inure to the benefit of any successors and assigns of the Company.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, VIDAMED, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

         Dated: [Date]

                                             VIDAMED, INC.



                                        By:  ___________________________________
                                             Richard Brounstein,
                                             Vice President and Chief
                                             Financial Officer

                               NOTICE OF EXERCISE



         To:  VIDAMED, INC.

         (1) The undersigned hereby elects to purchase ____________ shares of Common Stock of VIDAMED, INC. pursuant to the terms of the attached Warrant, and

                  ____ tenders herewith payment of the purchase price in full.

                  ____ is electing to convert the Warrant on a "net exercise" basis in accordance with Section 2(b) hereof.

                    [please check one of the foregoing lines]

         (2) Please issue a certificate of certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                         _______________________________________________
                                     (Name)

                         ________________________________________________


                         ________________________________________________
                                    (Address)

         (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; provided, that such representation shall not be required at such time as the shares of Common Stock underlying this Warrant are registered under the Securities Act of 1933.



         _______________________________          ______________________________
         (Date)                                   (Signature)

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                    Do not use this form to purchase shares.)



         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

         _______________________________________________________________________
                                 (Please Print)

         whose address is ______________________________________________________
                                 (Please Print)

         _______________________________________________________________________

                                          Dated:_______________________, 19____.

                              Holder's Signature:_______________________________

                              Holder's Address:_________________________________

                              __________________________________________________

         Signature Guaranteed: _________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.